Exhibit 99.1

Atlantic Power Corporation Postpones Fourth Quarter and Year End 2015 Earnings Release and Conference Call; Provides Preliminary 2015 Results and Initiates 2016 Guidance

DEDHAM, MASSACHUSETTS — February 25, 2016 — Atlantic Power Corporation (NYSE: AT) (TSX: ATP) (“Atlantic Power” or the “Company”) announced today that it has postponed the release of its financial results for the three months and year ended December 31, 2015.  The Company expects the audit of its 2015 financial statements to be completed by March 15, 2016, and it intends to release its financial results and file its annual report on Form 10-K no later than the SEC filing deadline for accelerated filers of March 15, 2016.  The Company will issue a subsequent update announcing a rescheduled date for the release and conference call.

The postponement is necessary because of the additional time required to complete the complex analysis that the Company is performing to finalize a non-cash write-down of Property, Plant and Equipment (PP&E) and goodwill for the year ended December 31, 2015.  Upon completion of the analysis, the Company anticipates recording a non-cash impairment in the range of $100 to $140 million pretax for the year ended December 31, 2015, due to changes in market conditions (specifically, lower forward power price curves) and the resulting effect on PP&E, intangible assets and goodwill.

Impairment expense is non-cash and not included in Project Adjusted EBITDA.  Therefore, the Company does not expect the impairment to have an impact on Project Adjusted EBITDA, Cash Flows provided by Operating Activities, Adjusted Cash Flows from Operating Activities or Adjusted Free Cash Flow for 2015 or prior periods.  The Company is providing the following preliminary 2015 results:

•                  Total Company Project Adjusted EBITDA of approximately $209 million, in the top half of its guidance range of $200 to $215 million

•                  Atlantic Power Limited Partnership (APLP) Project Adjusted EBITDA of approximately $155 million, in the top half of the Company’s guidance range of $148 to $160 million

•                  Cash Flows provided by Operating Activities of approximately $87 million, above the top end of its guidance range of $65 to $80 million

•                  Adjusted Cash Flows from Operating Activities of approximately $105 million, at the top end of its guidance range of $95 to $105 million

•                  Adjusted Free Cash Flow of approximately $2 million, in the lower end of its guidance range of $0 to $10 million, due to delay in receipt of a $6 million capex reimbursement that was received in February 2016

•                  Liquidity of approximately $178 million, including approximately $72 million of unrestricted cash

The Company also does not expect the impairment to have an impact on its 2016 financial guidance, which it is providing as follows:

•                  Total Company Project Adjusted EBITDA of $200 to $220 million

•                  APLP Project Adjusted EBITDA of $145 to $155 million

•                  Adjusted Cash Flows from Operating Activities of $110 to $130 million

•                  Adjusted Free Cash Flow of $20 to $40 million

About Atlantic Power

Atlantic Power owns and operates a diverse fleet of power generation assets in the United States and Canada.  The Company’s power generation projects sell electricity to utilities and other large commercial customers largely under long-term power purchase agreements, which seek to minimize exposure to changes in commodity prices.  Atlantic Power’s power generation projects in operation have an aggregate gross electric generation capacity of approximately 2,141 megawatts (“MW”) in which its aggregate ownership interest is approximately 1,504 MW.  The Company’s current portfolio consists of interests in twenty-three operational power generation projects across nine states in the United States and two provinces in Canada.

Atlantic Power trades on the New York Stock Exchange under the symbol AT and on the Toronto Stock Exchange under the symbol ATP.  For more information, please visit the Company’s website at www.atlanticpower.com or contact:

Atlantic Power Corporation
Investor Relations
(617) 977-2700
info@atlanticpower.com

Copies of financial data and other publicly filed documents are filed on SEDAR at www.sedar.com or on EDGAR at www.sec.gov/edgar.shtml under “Atlantic Power Corporation” or on the Company’s website.

Forward-Looking Non-GAAP

All amounts are in U.S. dollars and are approximate unless otherwise indicated.  Adjusted Cash Flows from Operating Activities, Adjusted Free Cash Flow, Project Adjusted EBITDA and APLP Project Adjusted EBITDA are not recognized measures under generally accepted accounting principles in the United States (“GAAP”) and do not have standardized meanings prescribed by GAAP; therefore, these measures may not be comparable to similar measures presented by other companies.  Please see Annex A attached to this news release for the definitions of these non-GAAP measures and our purposes for using them.  Please see Table 1 attached to this news release for the GAAP reconciliation of 2015 “Project Adjusted EBITDA,” “Adjusted Cash Flows from Operating Activities” and “Adjusted Free Cash Flow” as used in this news release.  The Company has not provided a reconciliation of 2015 Project Adjusted EBITDA to Project Income (Loss) (the most directly comparable operating GAAP measure) because the information necessary for a quantitative reconciliation will not be available until completion of the audit of our financial statements for the year ended December 31, 2015 and pending the results of our impairment analysis relating to those financial statements as noted above.  The Company has not reconciled non-GAAP financial measures relating to the APLP projects to the directly comparable GAAP measures due to the difficulty in making the relevant adjustments on an individual project basis.  The Company also has not provided a reconciliation of 2016 forward-looking non-GAAP measures, due primarily to variability and difficulty in making accurate forecasts and projections, as not all of the information necessary for a quantitative reconciliation is available to the Company without unreasonable efforts.

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Cautionary Note Regarding Forward-Looking Statements

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively, “forward-looking statements”).

Certain statements in this news release may constitute “forward-looking statements”, which reflect the expectations of management regarding the future growth, results of operations, performance and business prospects and opportunities of the Company and its projects.  These statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “project,” “continue,” “believe,” “intend,” “anticipate”, “expect” or similar expressions that are predictions of or indicate future events or trends and which do not relate solely to present or historical matters.  Examples of such statements in this press release include, but are not limited, to statements with respect to the following:

•                  The Company anticipates a non-cash impairment charge in the range of $100 to $140 million pretax for the year ended December 31, 2015;

•                  the Company does not expect the impairment to have an impact on Project Adjusted EBITDA, Cash Flows provided by Operating Activities, Adjusted Cash Flows from Operating Activities or Adjusted Free Cash Flow for 2015 or prior periods;

•                  the Company does not expect an impact from the impairment on its 2016 financial guidance;

•                  the Company’s preliminary 2015 financial results, as follows:  Total Company Project Adjusted EBITDA of approximately $209 million; APLP Project Adjusted EBITDA of approximately $155 million; Cash Flows provided by Operating Activities of approximately $87 million; Adjusted Cash Flows from Operating Activities of approximately $105 million; Adjusted Free Cash Flow of approximately $2 million, and Liquidity of approximately $178 million, including approximately $72 million of unrestricted cash;

•                  the Company’s 2016 guidance, as follows:  Total Company Project Adjusted EBITDA of $200 to $220 million; APLP Project Adjusted EBITDA of $145 to $155 million; Adjusted Cash Flows from Operating Activities of $110 to $130 million, and Adjusted Free Cash Flow of $20 to $40 million;

•                  the Company expects the audit of its financial statements for the year ended December 31, 2015 to be completed no later than March 15, 2016; and

•                  the Company intends to release its financial results and file its annual report on Form 10-K no later than the SEC filing deadline for accelerated filers of March 15, 2016.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved.  Please refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in the Company’s periodic reports as filed with the Securities and Exchange Commission from time to time for a detailed discussion of the risks and uncertainties affecting the Company.  Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material.  These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.

Atlantic Power Corporation

Table 1 — Adjusted Cash Flows from Operating Activities and Adjusted Free Cash Flow (in millions of U.S. dollars)

Twelve months ended December 31, 2015 and 2014

Preliminary, unaudited

	Twelve months ended			Twelve months ended
	December 31, 2015			December 31, 2014
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
Project Adjusted EBITDA	$208.9	$28.1	$237.0	$229.4	$69.8	$299.2
Adjustment for equity method projects (1)	2.2	(2.7)	(0.5)	(0.8)	(6.1)	(6.9)
Corporate G&A expense	(29.4)	—	(29.4)	(37.9)	—	(37.9)
Cash interest payments	(98.3)	(1.5)	(99.8)	(154.9)	(13.8)	(168.7)
Cash taxes	(3.9)	(6.2)	(10.1)	(2.1)	—	(2.1)
Other, including changes in working capital	(7.8)	(2.0)	(9.8)	(17.0)	(1.6)	(18.6)
Cash flows from operating activities (GAAP)	$71.7	$15.7	$87.4	$16.7	$48.3	$65.0
Changes in other operating balances	7.8	2.0	9.8	17.0	1.6	18.6
Severance charges	3.9	—	3.9	6.1	—	6.1
Restructuring and other charges	0.6	—	0.6	1.7	—	1.7
Shareholder litigation expenses	0.6	—	0.6	1.4	—	1.4
Refinancing transaction costs (Q1 2014)	1.1	—	1.1	49.4	—	49.4
Debt redemption costs (9.0% Notes) (Q3 2015)	19.5	—	19.5	—	—	—
Adjusted Cash Flows from Operating Activities	$105.3	$17.7	$123.0	$92.4	$49.9	$142.3
Term loan facility repayments (2)	(68.3)	—	(68.3)	(58.4)	—	(58.4)
Project-level debt repayments	(15.1)	—	(15.1)	(11.7)	(6.4)	(18.1)
Purchases of property, plant and equipment (3)	(11.3)	—	(11.3)	(11.1)	(2.3)	(13.4)
Distributions to noncontrolling interests (4)	0.1	(3.8)	(3.7)	—	(11.0)	(11.0)
Dividends on preferred shares of a subsidiary company	(8.8)	—	(8.8)	(11.6)	—	(11.6)
Adjusted Free Cash Flow	$1.9	$13.9	$15.8	$(0.3)	$30.2	$29.9
Additional GAAP cash flow measures:
Cash flows from investing activities	$333.7	$(12.8)	$320.9	$73.5	$(4.8)	$68.7
Cash flows from financing activities	$(432.8)	$(13.0)	$(445.8)	$(131.6)	$(50.8)	$(182.4)

(1) Represents difference between Project Adjusted EBITDA and cash distributions from equity method projects.

(2) Includes 1% mandatory annual amortization and 50% excess cash flow repayments by the Partnership.

(3) Excludes construction costs related to the Company’s Canadian Hills project in 2014.

(4) Distributions to noncontrolling interests primarily include distributions, if any, to the tax equity investors at Canadian Hills and to the other 50% owner of Rockland.

Note: This table presents Project Adjusted EBITDA, Adjusted Cash Flows from Operating Activities and Adjusted Free Cash Flow, which are not recognized measures under GAAP and do not have any standardized meanings prescribed by GAAP; therefore, these measures may not be comparable to similar measures presented by other companies.

Annex A

Project Adjusted EBITDA is defined as project income (loss) plus interest, taxes, depreciation and amortization (including non-cash impairment charges) and changes in the fair value of derivative instruments.  Management uses Project Adjusted EBITDA at the project level to provide comparative information about project performance and believes such information is helpful to investors.  Investors are cautioned that the Company may calculate this measure in a manner that is different from other companies.

Adjusted Cash Flows from Operating Activities is used to evaluate cash flows from operating activities without the effects of changes in working capital balances, acquisition and disposition expenses, litigation expenses, severance and restructuring charges, and cash provided by or used in discontinued operations.  The intent is to reflect normal operations and remove items that are not reflective of the long-term operations of the business.

Free Cash Flow is defined as cash flows from operating activities less capex; project-level debt repayments, including amortization of the term loan; and distributions to noncontrolling interests, including preferred share dividends.

Adjusted Free Cash Flow is defined as Free Cash Flow excluding changes in working capital balances, acquisition and disposition expenses, litigation expense, severance and restructuring charges, and cash provided by or used in discontinued operations.

Management believes that these non-GAAP cash flow measures are relevant supplemental measures of the Company’s ability to earn and distribute cash returns to investors.  Investors are cautioned that the Company may calculate these measures in a manner that is different from other companies.